As filed with the Securities and Exchange Commission on July 12, 2017 Registration No. 333-218389
UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM S-4/A

AMENDMENT NO. 2 TO REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

US Alliance Corporation

(Exact name of registrant as specified in its charter)

Kansas	6311	26-4824142
(State or other jurisdiction of incorporation or organization	(Primary standard industrial classification code number)	I.R.S. Employer Identification No.)

4123 SW  Gage Center Drive, Suite 240

Topeka, Kansas 66604

(785) 228-0200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Approximate date of commencement of proposed sale of the securities to the public:     August 1, 2017

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  [  ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and " emerging growth company" in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer [ ]	Accelerated Filer [ ]
Non-Accelerated Filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [X]

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(1)(2)(B) of the Securities Act.

If applicable, place an X in the box to designate the appropriate provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)            [  ]

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  [  ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Voting common stock, $0.10 par value	1,644,606(1) Shares	$ 2.03(2)	$ 3,338,550.18(3)	$ 386.94(4)(5)

(1)  Represents the maximum number of shares of US Alliance Corporation common voting stock, par value $0.10 per share, issueable to holders of common voting stock of Northern Plains Capital Corporation.  Pursuant to Rule 416 under the Securities Act of 1933, this registration statement also covers an indeterminate number of additional shares of voting common stock of US Alliance Corporation as may be issuable as a result of stock splits, stock dividends or similar transactions.

(2)  Pursuant to Rule 457(f)(2) under the Securities Act of 1933, the proposed maximum offering price per share is $2.03, which is equal to the book value per share of US Alliance Corporation's voting common stock as of December 31, 2016.

(3)  Calculated in accordance with Rule 457(f)(2) under the Securities Act of 1933 by multiplying the book value of the US Alliance Corporation common voting stock of $2.03 per shares, by 1,644,606, the number of shares of US Alliance Corporation common voting stock issuable by US Alliance Corporation in the Merger described herein.

(4)  Calculated pursuant to Section 6(b) of the Securites Act of 1933, at the current rate of $115.90 per $1,000,000 of the proposed maximum aggregate offering price.

(5)  Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

US Alliance Corporation is filing this Amendment No. 2 (“Amendment No. 2”) to its Registration Statement on Form S-4 (Registration No. 333-218389) (the "Registration Statement”), originally filed June 1, 2017 and amended by Amendment No. 1, filed on June 19, 2017, to file an additional exhibit and update the Exhibit Table provided in Item 21 of Part II.  Accordingly, this Amendment No. 2 consists only of the facing page, this explanatory note, Item 21 of Part II of the Registration Statement, the signature page to the Registration Statement,  and the filed exhibit. The proxy statement/prospectus constituting Part I of the Registration Statement and Items 20 and 22 of Part II of the Registration Statement are unchanged and therefore have been omitted from this Amendment No. 2.

Item 21. Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibit Number:	Document:
2.1**	Plan and Agreement of Merger dated May 23, 2017 among North Plains Capital Corporation, US Alliance Corporation and Acquisition Merger Sub, Inc.
2.2**	Amendment No 1 to Plan and Agreement of Merger dated May 23, 2017 among North Plains Capital Corporation, US Alliance Corporation and Acquisition Merger Sub, Inc.
3.1.1

Articles of Incorporation of US Alliance Corporation, filed as Exhibit 3.1 to the Company’s Registration Statement on Form 10 filed on May 2, 2016 (File No. 000-55627), is incorporated herein by reference as Exhibit 3.1.1.

3.1.2

First Amendment to the Articles of Incorporation of US Alliance Corporation, filed as Exhibit 3.1.1 to the Company's Current Report on Fom 8-K filed on June 9, 2017 (File No. 000-55627), is incorporated by reference as Exhibit 3.1.2.

3.1.3

Second Amendment to the Articles of Incorporation of US Alliance Corporation, filed as Exhibit 3.1.2 to the Company's Current Report on Form 8-K filed on June 9, 2017 (File No. 000-55627), is incorporated by reference as Exhibit 3.1.3.

3.2.1

Bylaws of US Alliance Corporation, filed as Exhibit 3.2 to the Company’s Registration Statement on Form 10 filed on May 2, 2016 (File No. 000-55627), is incorporated herein by reference as Exhibit 3.2.1.

3.2.2

Amendment No. 1 to Bylaws of US Alliance Corporation, filed as Exhibit 3.2 to the Company's Current Report on Fom 8-K filed on June 9, 2017 (File No. 000-55627), is incorporated by reference as Exhibit 3.2.2.

4.1

Form of Warrant to Purchase Common Shares of US Alliance, filed as Exhibit 4.1 to the Company’s Registration Statement on Form 10 filed on May 2, 2016 (File No. 000-55627), is incorporated herein by reference as Exhibit 4.1.

5.1*	Opinion and consent of Lathrop & Gage LLP as to the legality of US Alliance Corporation voting common stock.
10.1

Commercial Lease Agreement dated October 11, 2011 between USAC and Lindemuth, Inc., DBA Gage Center, filed as Exhibit 10.1 to the Company's amended Registration Statement on Form 10 filed June 29, 2016 (File No. 000-55627), is incorporated herein by reference as Exhibit 10.1.

10.2

Automatic Yearly Term Reinsurance Agreement btween USALSC and General Re Life Insurance Corporation, filed as Exhibit 10.2 to the Company's amended Registration Statement on Form 10 filed June 29, 2016 (File No. 000-55627), is incorporated herein by reference as Exhibit 10.2.

10.3

Group Long Term and Short Term Disability Reinsurance Agreemetn between USALSC and Reliance Standard Life Insurance Company, DBA Custom Disability Solutions, filed as Exhibit 10.3 to the Company's amended Registration Statement on Form 10 filed June 29, 2016 (File No. 000-55627), is incorporated herein by reference as Exhibit 10.3.

10.4

Automatic Reinsurance Agreement between USALSC and Optimum Re Insurance Company (schedules omitted), filed as Exhibit 10.4 to the Company's amended Registration Statement on Form 10 filed June 29, 2016 (File No. 000-55627), is incorporated herein by reference as Exhibit 10.4.

10.5

Bulk Reinurance Agreement between USALSC and Optimum Re Insurance Company, filed as Exhibit 10.5 to the Company's amended Registration Statement on Form 10 filed June 29, 2016 (File No. 000-55627), is incorporated herein by reference as Exhibit 10.5.

10.6

Group Medical Reinsurance Agreement between USALSC and Unified Life Insurance Company, filed as Exhibit 10.6 to the Company's  amended Registration Statement on Form 10 filed June 29, 2016 (File No. 000-55627), is incorporated herein by reference as Exhibit 10.6.

10.7.1

Investment Management Agreement between USAIC and General Re - New England Asset Management, Inc., filed as Exhibit 10.7.1 to the Company's amended Registration Statement on Form 10 filed June 29, 2016 (File No. 000-55627), is incorporated herein by reference as Exhibit 10.7.1.

10.7.2

Subadvisory Investment Management Agreement between USAIC and General Re - New England Asset Management, Inc., filed as Exhibit 10.17.2 to the Company's amended Registration Statement on Form 10 filed June 29, 2016 (File No. 000-55627), is incorporated herein by the reference as Exhibit 10.7.2

10.8

Third Party Insurance Services Agreement between USALSC and Dakota Capital Life Insurance Company, as amended, filed as Exhibit 10.8 to the Company's amended Registration Statement on Form 10 filed June 29, 2016 (File No. 000-55627), is incorporated herein by the reference as Exhibit 10.8.

10.9

Critical Illness Reinsurance Treaty, Effective 9/1/16 between USALSC and General Re Life Corporation, filed as Exhibit 10.9 to the Company's Form 10-K for the year ended December 31, 2016, originally filed February 17, 2017 (File No. 000-55627), is incorporated herein by reference as Exhibit 10.9.

10.10

Critical Illness Reinsurance Treaty, Effective 9/1/16 between USALSC and Unified Life Insurance Company, filed as Exhibit 10.10 to the Company's Form 10-K for the year ended December 31, 2016, originally filed February 17, 2017 (File No. 000-55627), is incorporated herein by reference as Exhibit 10.10.

11	Statement re: Computation of per share earnings (see financial statements included herein).
21.1	List of Subsidiaries, filed as Exhibit 21.1 to the Company's Registration Statement on Form 10 filed May 2, 2016 (File No. 000-55627), is incorporated herein by reference as Exhibit 21.1.
23.1*	Consent of Lathrop & Gage LLP (see Exhibit 5.1).
23.2**	Consent of Eide Bailly LLP with respect to Northern Plains Capital Corporation.
23.3**	Consent of RSM US LLP with respect to US Alliance Capital Corporation financial statements for the year ended December 31, 2015.
23.4**	Consent of Kerber Eck & Braekel LLP with respect to US Alliance Capital Corporation financial statements for the year ended December 31, 2016.
24	Power of Attorney (contained in the signature page herein).

* Filed herewith.

** Previously filed.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

US ALLIANCE CORPORATION
(Registrant)

Date:	July 12, 2017	By:	/s/ Jack H. Brier
Jack H. Brier
President and Chairman
(principal executive officer)

POWER OF ATTORNEY

Know all people by these presents, that each person whose signature appears below constitutes and appoints Jack H. Brier his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any amendments to this registration statement on Form S-4, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby confirming all that said attorneys-in-fact and agents or either of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1934, this registration statement has been signed below by the following persons on behalf of the Company and in the capacities indicated on July 12, 2017.

Signature	Title

/S/ Jack H. Brier	President and Chairman
Jack H. Brier

/S/ Jeff Brown	Chief Operating Officer and Vice-President of US Alliance Life and Security Company, a wholly-owned subsidiary of US Alliance Corporation
Jeff Brown

/S/ Rochelle Chronister	Director
Rochelle Chronister

/S/ Kurt Scott	Treasurer and Director
Kurt Scott

/S/ James Concannon	Director.
James Concannon

/S/ William Graves	Director.
William Graves